June 19, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: DBUB GROUP, INC.

Commission file number: 000-28767

We have read the statements of DBUB Group, Inc. included under Item 4.01 of Form 8-K to be filed with the SEC on June 19, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ MJF & Associates, APC

MJF & Associates, APC